Exhibit 99.1

HollyFrontier Corporation Announces Results of Offer to Purchase Senior Notes

DALLAS, TX August 29, 2011 — HollyFrontier Corporation (NYSE:HFC) announced today, in accordance with the indentures governing its 8.5% Senior Notes due 2016 (the “8.5% Notes”) and 6.875% Senior Notes due 2018 (the “6.875%  Notes” and, together with the 8.5% Notes, the “Notes”), the results of its offer to purchase any or all of  the outstanding Notes for cash equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest.  The offer to purchase was governed by the terms and conditions set forth in the Change of Control Notice and Offer to Purchase, dated July 27, 2011 (the “Offer to Purchase”).

As of 5:00 p.m., New York City time, on August 29, 2011, the expiration date of the offer with respect to the 8.5% Notes, $15,000 principal amount of notes had been validly tendered by their holders pursuant to the Offer to Purchase. As of 5:00 p.m., New York City time, on August 29, 2011, the expiration date of the offer with respect to the 6.875%  Notes, no 6.875%  Notes had been validly tendered by their holders pursuant to the Offer to Purchase.

This announcement is not an offer to purchase or sell, or a solicitation of an offer to purchase or sell, any securities.

About HollyFrontier Corporation

HollyFrontier Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high value light products such as gasoline, diesel fuel, jet fuel and other specialty products.  HollyFrontier operates through its subsidiaries a 135,000 barrels per stream day (“bpsd”) refinery located in El Dorado, Kansas, a 125,000 bpsd refinery in Tulsa, Oklahoma, a 100,000 bpsd refinery located in Artesia, New Mexico, a 52,000 bpsd refinery located in Cheyenne, Wyoming and a 31,000 bpsd refinery in Woods Cross, Utah.  HollyFrontier markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states.  A subsidiary of HollyFrontier also owns a 34% interest (including the general partner interest) in Holly Energy Partners, L.P.

Information about HollyFrontier may be found on its website at http://www.hollyfrontier.com.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecasted in such statements. Any differences could be caused by a number of factors, including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, effects of governmental and environmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the Company’s efficiency in carrying out construction projects, the ability of the Company to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION, Contact:

Doug Aron, Executive Vice President & CFO

Neale Hickerson, Vice President, Investor Relations

HollyFrontier Corporation
214/871-3555